Exhibit 10.1

April 6, 2022

Javier B. Szwarcberg, M.D., M.P.H.

[***]

Re: Amendment to Offer Letter

Dear Javier,

This letter agreement (this “Amendment”) amends the offer letter dated December 29, 2021 (the “Offer Letter”), between you and Spruce Biosciences, Inc. (the “Company”), as set forth below.

The eighth paragraph of the Offer Letter is hereby amended and restated in its entirety as follows:

“You will be entitled to participate in the Company's Severance and Change of Control Plan (the "Severance Plan"), a copy of which will be separately provided to you, provided that with respect to the Second Stock Option only, the vesting acceleration benefits under the Severance Plan applicable to a Change in Control Termination (as defined in the Severance Plan) will only apply for a Change in Control (as defined in the Severance Plan) with an effective date on or after the first anniversary of your Start Date.”

Other than as provided in this Amendment, the terms and conditions of your employment with the Company as set forth in the Offer Letter remain unchanged. This Amendment, together with the Offer Letter and the other plans, policies and agreements referred to therein, shall constitute the complete agreement between you and Company with respect to the terms and conditions of your employment. Further, the terms set forth herein supersede and replace any and all prior agreements or representations made to you concerning the subject matter hereof, whether written or oral. This letter agreement cannot be modified, amended or extended except in a writing signed by you and a duly authorized officer of the Company.

2001 Junipero Serra Boulevard | Suite 640 | Daly City, CA 94014

Please acknowledge your acceptance of the modifications to the Offer Letter as set forth in this Amendment by signing and returning the original to the Company.

Sincerely,

/s/ Michael Grey

Michael Grey

Spruce Biosciences, Inc.

Accepted by:

/s/ Javier B. Szwarcberg, M.D., M.P.H.

[signature]

Javier B. Szwarcberg, M.D., M.P.H.

[name]

April 6, 2022

Date

2001 Junipero Serra Boulevard | Suite 640 | Daly City, CA 94014